Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement (No. 333-199576) on Form S-1 of MidCon Midstream, LP, formerly known as SandRidge MidCon Midstream, LP, of our report dated December 18, 2014 relating to the balance sheet of MidCon Midstream, LP, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

December 18, 2014